CIVIC OPERA BUILDING
CHICAGO, ILLINOIS

OFFICE LEASE AGREEMENT

BETWEEN

CIVIC OPERA, L.P.
("LANDLORD")

AND

TGA INSURANCE MANAGERS, INC.
("TENANT")

TABLE OF CONTENTS

EXHIBITS

DEFINITIONS

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this "**Lease**") is made and entered into as of 12/27, 2010 (the "**Effective Date**"), by and between **CIVIC OPERA, L.P.**, a Delaware limited partnership, ("**Landlord**") and **TGA INSURANCE MANAGERS, INC.**, a Texas corporation ("**Tenant**").

1. Basic Lease Information.

1.01 The building is located at 20 North Wacker Drive, Chicago, Illinois, is comprised of the Lyric Opera House and the office space also referred to as the Civic Office Tower. "**Building**" as referenced herein means that part of 20 North Wacker Drive which is owned by Landlord and consists of office space and specifically excludes the Lyric Opera House. The rentable square footage of the Building is deemed to be 915,052 rentable square feet (includes the rentable square footage of both the office space and retail space in the Building). The "**Rentable Square Footage of the Building**" as referenced herein with respect to Tenant's Pro Rata Share of the Expense Excess and the Tax Excess is deemed to be 902,018 rentable square feet (includes the rentable square footage of the office space only in the Building).

1.02 "**Premises**" shall mean the area shown on **Exhibit A** to this Lease. The Premises is located on the 7th floor and known as Suite 770. If the Premises includes one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The "**Rentable Square Footage of the Premises**" is deemed to be 3,776 rentable square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.03 "**Base Rent**":

Period	Annual Per Square Foot Base Rental Rate	Annual Base Rent	Monthly Base Rent
First Lease Year	$25.00	$94,400.00	$7,866.67
Second Lease Year	$25.63	$96,760.00	$8,063.33
Third Lease Year	$26.27	$99,179.00	$8,264.92
Fourth Lease Year	$26.92	$101,658.48	$8,471.54
Fifth Lease Year	$27.60	$104,199.94	$8,683.33
Sixth Lease Year	$28.29	$106,804.94	$8,900.41

1.04 "**Tenant's Pro Rata Share**": 0.4186%, such percentage being the percentage calculated by dividing the Rentable Square Footage of the Premises by the rentable square footage of the office space only of the Building (3,776/902,018), as determined by Landlord and shown in Sections 1.01 and 1.02. Tenant's Pro Rata Share shall be adjusted proportionately if the Rentable Square Footage of the Premises is increased or decreased or if the aggregate amount of office space in the Building is either increased or decreased.

1.05 "**Base Year**" for Taxes (as defined in **Exhibit B**): 2011; "**Base Year**" for Expenses (as defined in **Exhibit B**): 2011.

1.06 **"Commencement Date"**: The date upon which Landlord delivers possession of the Premises to Tenant in accordance with the terms of this Lease estimated by Landlord to be March 1, 2011 (the **"Target Commencement Date"**).

1.07 **"Rent Commencement Date"**: May 1, 2011.

1.08 **"Termination Date"**: April 30, 2017, or the last day of any renewal or extended term, if the Term of this Lease is extended in accordance with any express provision hereof.

1.09 **"Term"**: The period commencing on the Commencement Date and ending on the Termination Date, unless sooner terminated in accordance with the provisions of this Lease.

1.10 Intentionally Omitted.

1.11 **"Tenant's Broker"**: HSA Tenant Advisors, a division of HSA Commercial, Inc.

1.12 **"Permitted Use"**: Executive and general offices.

1.13 **"Notice Address(es)"**:

Landlord:	Tenant:
Civic Opera, L.P. c/o Tishman Speyer Properties, L.P. 20 North Wacker Drive Chicago, Illinois 60606 Attn: Property Manager	Prior to the Rent Commencement Date: TGA Insurance Managers, Inc. P.O. Box 40600 San Antonio, Texas 78229 Attention:
Copies to: Civic Opera, L.P. c/o Tishman Speyer Properties, L.P. 525 West Monroe, Suite 650 Chicago, Illinois 60661 Attn: Leasing Director	From and after the Rent Commencement Date: TGA Insurance Managers, Inc. 20 North Wacker Drive, Suite 770 Chicago, Illinois 60606 Attention: ____________
and: Civic Opera, L.P. c/o Tishman Speyer Properties, L.P. 45 Rockefeller Plaza New York, New York 10020 Attn: Chief Financial Officer and:	

Civic Opera, L.P.
c/o Tishman Speyer Properties, L.P.
45 Rockefeller Plaza
New York, New York 10020
Attn: Chief Legal Officer

1.14 **"Business Day(s)"** are Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (**"Holidays"**). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. **"Building Service Hours"** are 8:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays.

1.15 **"Property"** means the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

1.16 **"Landlord's Agent"**: Tishman Speyer Properties, L.P. or any other person designated at any time and from time to time by Landlord as Landlord's Agent and their successors and assigns.

1.17 **"Lease Year"**: Each period of twelve (12) consecutive months within the Term. The first Lease Year shall commence on the Rent Commencement Date. If the Rent Commencement Date is the first day of a calendar month, the first Lease Year shall end on the day immediately preceding the day which is the first anniversary of the Rent Commencement Date. If the Rent Commencement Date is not the first day of a calendar month, the first Lease Year shall end on the last day of the month in which the first anniversary of the Rent Commencement Date occurs. The second Lease Year shall commence on the day immediately following the last day of the first Lease Year and each subsequent Lease Year shall commence on the anniversary of the first day of the second Lease Year.

1.18 **"Base Rate"**: The annual rate of interest publicly announced from time to time by Citibank, N.A., or its successor, in New York, New York as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "base rate").

1.19 **"Guarantor"**: Hallmark Financial Services, Inc., a Nevada corporation. Concurrent with Tenant's execution and delivery of this Lease, Tenant shall cause Guarantor to execute and deliver a guaranty in favor of Landlord in the form attached hereto as **Exhibit G.**

2. <u>Lease Grant</u>.

The Premises are hereby leased to Tenant from Landlord, together with the right to use on a non-exclusive basis any portions of the Property that are designated by Landlord for the common use of tenants and others (the **"Common Areas"**).

3. **Commencement Date; Rent Commencement Date; Possession.**

3.01 Tenant shall have the right to occupy the Premises for the conduct of Tenant's business beginning on the Commencement Date notwithstanding that the Commencement Date may precede the Rent Commencement Date. Occupancy by Tenant prior to the Rent Commencement Date shall be on the terms and conditions of this Lease; provided, however, the Base Rent payable by Tenant for the period prior to the Rent Commencement Date shall be $7,552 per annum, payable in monthly installments of $629.33 and, except for the cost of electricity and the cost of services requested by Tenant (e.g., after hours HVAC service), Tenant shall not be required to pay any Additional Rent during such period of occupancy.

3.02 Tenant has inspected the Premises and agrees (a) to accept possession of the Premises in the condition existing on the Commencement Date "as is", and (b) except for the Initial Installations described in Exhibit C attached hereto, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant's occupancy. Except as otherwise mutually agreed in writing by Tenant and Landlord, Tenant's occupancy of any part of the Premises shall be conclusive evidence, as against Tenant, that Landlord has Substantially Completed any work to be performed by Landlord under this Lease, Tenant has accepted possession of the Premises in its then-current condition and at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease.

Notwithstanding anything to the contrary in Section 1.06 above, Landlord's failure to Substantially Complete the Initial Installations by the Target Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages. Promptly after the determination of the Commencement Date, Landlord and Tenant shall execute and deliver a commencement letter in the form attached as **Exhibit D** (the "**Commencement Letter**") which shall state the Commencement Date, Rent Commencement Date and Termination Date, but the failure to do so will not affect the determination of such dates.

Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter the Premises prior to the Rent Commencement Date without Landlord's permission.

4. **Rent.**

4.01 Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as "**Rent**"). "**Additional Rent**" means Tenant's Pro Rata Share of the Expense Excess and the Tax Excess, and all other costs and amounts that Tenant is required to pay Landlord under this Lease. Base Rent and Tenant's Pro Rata Share of the Expense Excess and the Tax Excess shall be due and payable in advance on the first day of each calendar month without notice or demand; provided, however, that the installment of Base Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before thirty (30) days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. If Tenant does not pay any

Rent when due hereunder, Tenant shall pay Landlord an administration fee equal to five percent (5%) of such amount, provided that Tenant shall be entitled to a grace period of up to five (5) days for the first two (2) late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at the lesser of (a) four percent (4%) per annum above the then-current Base Rate, and (b) the maximum rate permitted by applicable law, and Tenant shall pay Landlord a reasonable fee for any checks returned by Tenant's bank for any reason. Such interest and late charges are in addition to and shall not diminish or represent a substitute for any of Landlord's rights or remedies under any other provision of this Lease. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the oldest obligation due from Tenant hereunder, then to any current Rent then due hereunder, notwithstanding any statement to the contrary contained on or accompanying any such payment from Tenant. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

4.02 Tenant shall pay Tenant's Pro Rata Share of the Expense Excess and the Tax Excess in accordance with **Exhibit B** of this Lease.

4.03 All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Base Rent, Tenant's Pro Rata Share of the Expense Excess and the Tax Excess, Additional Rent, or Rent, shall constitute rent for purposes of Section 502(b)(6) of the United States Bankruptcy Code.

4.04 If Tenant has taken possession of the Premises for the purpose of carrying on its business therein and if Tenant is not in Default under this Lease on the date any such installment is due, each of the first five (5) monthly installments (beginning with the monthly installment due on the Rent Commencement Date) of Base Rent due hereunder shall be abated in full and shall not be payable by Tenant (the "**Rent Abatement**"). The entire Rent Abatement shall become due and owing to Landlord in the event of a Default hereunder.

5. Use of the Premises; Compliance with Laws.

5.01 The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (collectively, "**Law(s)**"), regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall promptly comply with any Laws triggered by Tenant's use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant including the Initial Installations. Any repairs or Alterations related to such compliance shall be made at Tenant's sole cost and expense (a) by Tenant in compliance with Article 8 if such repairs or Alterations do not affect the Base Building, or (b) by Landlord if such repairs or Alterations affect the Base Building. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall not exceed the standard density limit for the Building. Tenant shall comply with the rules and regulations of the Building attached as **Exhibit E** and such other reasonable rules, regulations and procedures adopted by Landlord from time to time, (collectively, the "**Rules and Regulations**"). Tenant agrees that

Landlord has no obligation to enforce the Rules and Regulations against any other tenant. Landlord agrees not to enforce such Rules and Regulations more stringently against Tenant than against other tenants of the Building in general.

5.02 Tenant shall not cause or permit (a) any Hazardous Materials to be brought into the Building, (b) the storage or use of Hazardous Materials in any manner other than in full compliance with any Laws, or (c) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Building. Nothing herein shall be deemed to prevent Tenant's use of any Hazardous Materials customarily used in the ordinary course of office work, provided such use is in accordance with all Laws. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials in the Building which is caused or permitted by a Tenant Related Party or any of Tenant's vendors, invitees or licensees. Tenant shall provide to Landlord copies of all non-privileged communications received by Tenant with respect to any Laws relating to Hazardous Materials, and/or any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises at any time. For purposes hereof, the term "**Hazardous Materials**" shall mean any substances, materials or wastes currently or in the future deemed or defined in any Law as "hazardous substances," "toxic substances," "contaminants," "pollutants" or words of similar import.

5.03 Tenant shall not knowingly use the Premises in any manner so as to cause a cancellation of Landlord's insurance policies, or increase the premiums thereunder, unless Tenant agrees to pay for such increased premiums.

6. <u>Building Services</u>.

6.01 Landlord shall furnish Tenant with the following services: (a) municipal water for use in the Base Building lavatories; (b) customary heat and air conditioning in season during Building Service Hours, although Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord's then-standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord; (c) standard janitorial service on Business Days; (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 6.02; (f) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property. If Landlord, at Tenant's request, provides any services which are not Landlord's express obligation under this Lease, including, without limitation, any repairs which are Tenant's responsibility pursuant to Article 8 below, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service plus a reasonable administrative charge.

6.02 Electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (a) through inclusion in Expenses (except as provided for excess usage); (b) by a separate charge payable by Tenant to Landlord; or (c) by separate charge billed by the applicable utility company and payable directly by Tenant. Without the consent of Landlord,

Tenant's use of electrical service shall not exceed the Building standard usage, per square foot, as reasonably determined by Landlord, based upon the Building standard electrical design load. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. If it is determined that Tenant is using electricity in such quantities or during such periods as to cause the total cost of Tenant's electrical usage, on a monthly, per-rentable-square-foot basis, to materially exceed that which Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage and, if applicable, for the cost of purchasing and installing the measuring device(s).

6.03 Landlord's failure to furnish, or any interruption, delay, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (collectively a "**Service Failure**") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement.

7. Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (collectively, "**Leasehold Improvements**"), shall remain upon the Premises at the end of the Term without compensation to Tenant. In addition, Landlord, at the time Landlord approves such Leasehold Improvements, may require Tenant, at Tenant's expense, to remove any Initial Installations, or Alterations that, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (such items are collectively referred to as "**Specialty Alterations**"). Specialty Alterations shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, kitchens requiring black iron, rolling file systems, Cable, and structural alterations and modifications. The Specialty Alterations shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Specialty Alterations. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant's expense. Tenant, at the time it requests approval for a proposed Alteration, including any Initial Installations, may request in writing that Landlord advise Tenant whether the Alteration, including any Initial Installations, or any portion thereof, is a Specialty Alteration. Within ten (10) days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the alteration or other improvements are Specialty Alterations.

8. Repairs and Alterations.

8.01 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant's repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations (described in

Section 8.03); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant, whether such items are installed by Tenant or are currently existing in the Premises; (g) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, "**Cable**"); and (h) the electrical system, including wiring, in the Premises and up to the point of connection with the electric submeter. All repairs and other work performed by Tenant or its contractors, including that involving Cable, shall be subject to the terms of Section 8.03 below. If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and, within thirty (30) days after demand, Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs.

8.02 Landlord shall keep and maintain in good repair and working order and perform maintenance upon the Base Building. As used herein "**Base Building**" shall include: (a) structural elements of the Building; (b) mechanical (including HVAC), plumbing and fire/life safety systems serving the Building in general; (c) the electrical system, including wiring, from the local utility meter up to and including the electric submeter; (d) Common Areas; (e) the roof of the Building; (f) exterior windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible.

8.03 Tenant shall not make alterations (including Initial Installations), repairs, additions or improvements or install any Cable (collectively referred to as "**Alterations**" and individually as "**Alteration**") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "**Cosmetic Alteration**"): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 8.03. Initial Installations shall be constructed pursuant to the Work Letter. To the extent of any inconsistency between the terms of the Work Letter and this Article 8, the Work Letter shall govern. Prior to starting work, Tenant shall furnish Landlord with (i) plans and specifications (which shall be in CAD format if requested by Landlord) for each proposed Alteration (other than Cosmetic Alterations) and with respect to Cosmetic Alterations a notice containing a description of such Cosmetic Alteration; (ii) names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building and vertical Cable, as may be described more fully below); (iii) required permits and approvals; (iv) evidence of contractor's and subcontractor's workers compensation and public liability and property damage insurance in amounts reasonably required by Landlord and naming Landlord, Landlord's Agent, any Mortgagees (or any successor(s)) as additional insureds; and (v) any security for performance in amounts reasonably required by Landlord. If any interference or conflict is caused by Tenant's contractors, mechanics or laborers, upon Landlord's request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately. Landlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to

such Cable with wire) to show Tenant's name, suite number, and the purpose of such Cable (x) every 6 feet outside the Premises (specifically including, but not limited to, the electrical room risers and any Common Areas), and (y) at the termination point(s) of such Cable. Changes to the plans and specifications must also be submitted to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned, or delayed. Alterations shall be constructed in a good and workmanlike manner and free from defects using materials of a quality reasonably approved by Landlord and in compliance with all Laws, and all of Landlord's rules and regulations and construction procedures for the performance of Alterations, and shall not affect any insurance maintained by Landlord. Tenant shall ensure that no Alteration impairs any Building system or Landlord's ability to perform its obligations hereunder. Tenant shall not place a load upon any floor of the Premises that exceeds 50 pounds per square foot "live load." Tenant shall reimburse Landlord for any reasonable sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations and for the provision of Building personnel during the performance of any Alteration to operate elevators or otherwise to facilitate Tenant's Alterations. In addition, if any non-Cosmetic Alterations cost more than $25,000, Tenant shall pay Landlord, upon demand, a fee for Landlord's oversight and coordination thereof equal to five percent (5%) of the total cost of such non-Cosmetic Alterations. Upon completion, Tenant shall furnish "as-built" plans (in CAD format, if requested by Landlord) for non-Cosmetic Alterations, completion affidavits, full and final waivers of lien and reasonable supporting documentation evidencing the hard and soft costs incurred by Tenant in designing and constructing any Alteration. Landlord's approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law. If any Alteration including any Initial Installations made by or on behalf of Tenant requires Landlord to make any alterations or improvements to any part of the Building in order to comply with any Laws, Tenant shall pay all reasonable costs and expenses incurred by Landlord in connection with such alterations or improvements.

9. <u>Entry by Landlord.</u>

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of Building operations and maintenance repairs, alterations or additions to the Premises or any portion of the Building. Landlord may erect, use and maintain concealed ducts, pipes and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant's use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord pursuant to this Article 9 shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

10. <u>Assignment and Subletting.</u>

10.01 Except in connection with a Business Transfer, Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "**Transfer**") without the prior written consent of

Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 10.02. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if Landlord has, or reasonably expects to have within 6 months thereafter, comparable space available in the Building, the proposed transferee is a governmental entity or an occupant of the Building, or if the proposed transferee, whether or not an occupant of the Building, is in discussions with Landlord regarding the leasing of space within the Building, or if the proposed transferee is not reputable or does not have financial means to perform all of its obligations under this Lease or the sublease, as the case may be, or if such assignment or subletting shall cause Landlord to be in breach of any "exclusive use" or similar provisions contained in any other lease of space in the Building, or if the proposed transferee would use the space for the operation of a business whose patronage arises from the solicitation of the general public to visit such proposed transferee's office in person without a prior appointment, or if Tenant is in Default under this Lease. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant (other than through the ownership of voting securities listed on a recognized securities exchange) changes at any time, such change of ownership or control shall constitute a Transfer. Any Transfer in violation of this Article 10 shall, at Landlord's option, be deemed a Default by Tenant as described in Article 17, and shall be voidable by Landlord. In no event shall any Transfer, including a Business Transfer, release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable for the performance of the tenant's obligations under this Lease, as amended from time to time. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from claims made against Landlord by the transferee or anyone claiming under or through any transferee or by any broker or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 10. Landlord's consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's consent to any further assignment or subletting. Landlord's acceptance of rent from an assignee, subtenant or occupant and the application of such amount to Rent due under this Lease shall not, in and of itself, evidence Landlord's consent to any assignment, sublease or transfer or a release of Tenant's obligations hereunder.

10.02 Tenant shall provide Landlord with financial statements for the proposed transferee (or, in the case of a change of ownership or control, for the proposed new controlling entity(ies)), a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within fifteen (15) Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) except in connection with a Business Transfer, recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with any Transfer or Business Transfer,

including any investigations as to the acceptability of the transferee and all legal costs reasonably incurred in connection with the granting of any requested consent.

10.03 Tenant shall pay Landlord fifty percent (50%) of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of the excess within thirty (30) days after Tenant's receipt of the excess. In determining the excess due Landlord, Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant's share of payments received by Landlord. All subleases shall provide that in the event of a Default under this Lease which results in a termination hereof, the sublease shall also be terminated unless Landlord, at Landlord's option, elects in writing to recognize the sublease as a direct lease with Landlord. The sublease shall further provide that in such event the subtenant shall be deemed to have waived the provisions of any law now or hereinafter in effect and/or any provisions of the sublease which may give the subtenant the right to elect to terminate the sublease or surrender possession of the sublet space and Landlord shall not be (a) liable for any previous act or omission of Tenant under such sublease, (b) subject to any counterclaim offset, or defense not expressly provided in such sublease or which theretofore accrued to such subtenant against Tenant, or (c) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month's rent.

10.04 Tenant may (i) assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant's stock or assets, without the consent of Landlord, or (ii) sublet the Premises to an Affiliate, with the consent of Landlord, provided that all of the following conditions are satisfied (a "**Business Transfer**"): (a) Tenant must not be in Default; (b) Tenant must give Landlord written notice at least fifteen (15) Business Days before such Business Transfer; and (c) if such Business Transfer will result from a merger or consolidation of Tenant with another entity, then the Credit Requirement must be satisfied. Tenant's notice to Landlord shall include information and documentation evidencing the Business Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement. "**Affiliate**" shall mean an entity controlled by, controlling or under common control with Tenant. The "**Credit Requirement**" shall be deemed satisfied if, as of the date immediately preceding the date of the Business Transfer, the financial strength of the entity with which Tenant is to merge or consolidate is not less than that of Tenant, as determined based on credit ratings of such entity and Tenant by both Moody's and Standard & Poor's (or by either such agency alone, if applicable ratings by the other agency do not exist).

10.05 Notwithstanding anything to the contrary contained in this Article 10, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as "**Use**") the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of

receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in the Use of all or any part of the Premises.

10.06 If Landlord consents to a proposed assignment or sublease and (a) Tenant fails to execute and deliver to Landlord such assignment or sublease within ninety (90) days after the giving of such consent, or (b) the amount of space subject to such sublease varies by more than ten percent (10%) from that originally specified, then Tenant shall again comply with all of the provisions and conditions of Article 10 before assigning this Lease or subletting all or part of the Premises. If Landlord consents to a proposed assignment or sublease and a Default occurs prior to the effective date of such assignment or subletting, then Landlord's consent shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord's consent pursuant to Section 10.04 above, such permission shall be void and without force or effect.

10.07 If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as "tenant," enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Termination Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of ten (10) Business Days after Landlord's request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant's default thereunder.

10.08 The limitations set forth in this Section 10 shall apply to Guarantor as if every reference to "Tenant" in this Section 10 shall be deemed to refer to "Guarantor".

11. Liens.

Tenant shall not permit mechanics' or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or

purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within ten (10) Business Days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any reasonable amounts paid by Landlord arising pursuant to this Article 11, including, without limitation, reasonable attorneys' fees.

12. <u>Indemnity and Waiver of Claims</u>.

12.01 Tenant shall not do or permit to be done any act or thing upon the Premises or the Building which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Law, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. To the fullest extent permitted by law, and except to the extent of any such injury or damage resulting from the negligence or willful misconduct of Landlord or Landlord Related Parties, Tenant shall indemnify, defend, protect and hold harmless Landlord and each of the Landlord Related Parties from and against any and all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys fees and costs and other professional fees and costs (collectively referred to as "**Losses**"), resulting from any claims (i) against Landlord or the Landlord Related Parties arising from any act, omission or negligence of any of the Tenant Related Parties, (ii) against Landlord or the Landlord Related Parties arising from any accident, injury or damage to any person or to the property of any person and occurring in or about the Premises, and (iii) against Landlord or the Landlord Related Parties resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed or performed.

12.02 Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents ("**Tenant Related Parties**") harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with any accident, damage or injury occurring in or about the Common Areas to the extent attributable to the negligence or willful misconduct of Landlord's employees or agents.

12.03 To the extent permitted by Law, the Landlord Related Parties shall not be liable or be responsible in any way for, and Tenant hereby waives all claims against and releases Landlord, Landlord's Agent, each Mortgagee, and each of their respective direct and indirect partners, officers, shareholders, directors, managers, members, trustees, beneficiaries, employees, principals, contractors, servants, agents, and representatives (the "**Landlord Related Parties**") from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable

control of Landlord. In addition, none of the Landlord Related Parties shall be liable for any loss or damage for which Tenant is required to insure, nor for any loss or damage resulting from any construction, alterations or repair.

12.04 If any claim, action or proceeding is made or brought against any Landlord Related Party for which Tenant's indemnity obligations in Section 12.01 apply, then upon demand by a Landlord Related Party, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Landlord Related Party's name (if necessary), by attorneys approved by the Landlord Related Party, which approval shall not be unreasonably withheld (attorneys for Tenant's insurer shall be deemed approved for purposes of this Section 12.04). Notwithstanding the foregoing, a Landlord Related Party may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability in excess of the amount available under Tenant's liability insurance carried under Article 13 for such claim and Tenant shall pay the reasonable fees and disbursements of such attorneys. If Tenant fails to diligently defend or if there is a legal conflict or other conflict of interest, then Landlord may retain separate counsel at Tenant's expense. Notwithstanding anything herein contained to the contrary, Tenant may direct the Landlord Related Party to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the Landlord Related Party other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Tenant at the time such settlement is reached, (c) such settlement shall not require the Landlord Related Party to admit any liability, and (d) the Landlord Related Party shall have received an unconditional release from the other parties to such claim, suit or other proceeding.

13. <u>Insurance</u>.

13.01 Tenant's Insurance.

(a) Tenant, at its expense, shall obtain and maintain in full force and effect the following insurance policies throughout the term of the Lease ("**Tenant's Insurance**"):

(i) a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage occurring in or about the Building, under which Tenant is named as the insured and Landlord, Landlord's Agent and any Mortgagees whose names have been furnished to Tenant are named as additional insureds (the "**Insured Parties**"). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Insured Parties, and Tenant shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 12. The minimum limits of liability applying exclusively to the Premises shall be a combined single limit with respect to each occurrence in an amount of not less than $3,000,000 (with a deductible not to exceed $25,000); provided, however, that Landlord shall retain the right to require Tenant to increase such coverage from time to time to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by landlords for similar office space in Comparable Buildings;

(ii) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard form of "All Risk" property insurance policies,

insuring Tenant's contents, fixtures, and equipment ("**Tenant's Property**") and all Alterations and improvements to the Premises (including the Initial Installations), for the full replacement value thereof or replacement cost thereof, having a deductible amount, if any, not in excess of $25,000. Landlord, Landlord's Agent and any Mortgagees whose names have been furnished to Tenant shall be included as loss payee(s) with respect to all Leasehold Improvements;

(iii) during the performance of any Alteration, until completion thereof, Builder's Risk insurance on an "all risk" basis including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises;

(iv) Business Interruption Insurance covering a minimum of one year of anticipated gross Rent;

(v) Workers' Compensation Insurance, as required by law or by statute, and Employer's Liability with a limit of not less than $1,000,000 each accident for bodily injury by accident or $1,000,000 each employee for bodily injury by disease;

(vi) if the Building or Property includes a parking garage or surface parking lot that is utilized by Tenant, Commercial Automobile Liability Insurance for any owned, non-owned or hired vehicles with a combined single limit with respect to each occurrence in an amount of not less than $1,000,000;

(vii) Such other insurance in such amounts as the Insured Parties may reasonably require from time to time.

(b) All insurance required to be carried by Tenant (i) shall contain a provision that (x) no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (y) shall be non-cancelable and/or no material change in coverage shall be made thereto unless the Insured Parties receive thirty (30) days prior notice by certified mail, return receipt requested or by a recognized overnight delivery service and (ii) shall be effected under valid and enforceable policies issued by reputable insurers authorized to do business in the state in which the Premises is located and rated in Best's Insurance Guide, or any successor thereto as having a "Best's Rating" of "A" or better and a "Financial Size Category" of at least "X" or better, or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

(c) On or prior to the earlier to occur of the Rent Commencement Date or the date Tenant is provided with possession of the Premises or the Swing Space, Tenant shall deliver to Landlord appropriate certificates of insurance that evidence the insurance required to be carried by this Article 13, the waivers of subrogation required by Article 14, that the Insured Parties are named as additional insureds/loss payees, as applicable as required pursuant to this Article 13 (each a "**Policy**", collectively the "**Policies**") and that the commercial general liability insurance is primary, non-contributory and excess of other valid and collectible insurance. Evidence of each renewal or replacement of the Policies shall be delivered by Tenant to Landlord at least ten (10) days prior to the expiration of the Policies. The insurance company is to advise all Insured

Parties in writing by certified mail, return receipt requested, or by recognized overnight delivery service, at least thirty (30) days in advance of any termination or change to the Policies that would affect the interest of any of the Insured Parties and evidence that such certification conveys to the Insured Parties all the rights and privileges afforded under the Policies as primary insurance.

(d) By requiring insurance herein, Landlord does not represent that coverage and limits will necessarily be adequate to protect Tenant, and such coverage and limits shall not be deemed a limitation on, or transfer of Tenant's liability under the indemnities granted to Landlord in this contract.

(e) Any claims made against such insurance policies shall survive the expiration of the Lease. All rights that inure to the benefit of the Landlord shall not be prejudiced by the expiration of the Lease.

(f) As used herein, the term "**Comparable Buildings**" shall mean first class office buildings of comparable age and quality in the area of downtown Chicago.

(g) Tenant may satisfy the limits of liability required herein with a combination of umbrella and/or excess policies of insurance where applicable, provided that such policies comply with all of the provisions hereof (including, without limitation, with respect to scope of coverage and naming of the Insured Parties as additional insureds.

14. Waiver of Subrogation.

Landlord and Tenant hereby waive any and all rights to recovery, claims, actions, or causes of action against the other and shall have no liability to the other, or to any insurer, by way of subrogation or otherwise, on account of any loss or damage to their respective property, the Premises or its contents or the Building, regardless of whether such loss or damage is caused by the negligence of Landlord or Tenant, arising out of any of the perils or casualties insured against by the property insurance policies carried, or required to be carried, by the parties pursuant to this Lease. In addition, Landlord and Tenant shall have no liability to one another for any deductible amount carried under any policy. The insurance policies obtained by Landlord and Tenant pursuant to this Lease, shall require waivers of subrogation which the insurer may otherwise have against the non-insuring party. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any Leasehold Improvements, (ii) Tenant's Property, (iii) any loss suffered by Tenant due to interruption of Tenant's business.

15. Casualty Damage.

15.01 If all or any portion of the Premises becomes untenantable or inaccessible by fire or other casualty to the Premises or the Common Areas (collectively a "**Casualty**"), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises ("**Completion Estimate**"). Landlord shall promptly forward a copy of the Completion Estimate to Tenant. If the Completion Estimate

indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within fifteen (15) months from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within ten (10) Business Days after Tenant's receipt of the Completion Estimate, in which case this Lease shall be deemed terminated effective as the date which is thirty (30) days following the date of such notice. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease effective as of the date which is thirty (30) days following the date of such notice if: (a) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; (b) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies; or (c) the Premises are totally damaged or are rendered wholly untenantable, or the Building shall be so damaged that, in Landlord's reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required. Notwithstanding anything to the contrary in this Article 15, if any damage during the final eighteen (18) months of the Term renders the Premises wholly untenantable, either Landlord or Tenant may terminate this Lease by notice to the other party within thirty (30) days after the occurrence of such damage, and this Lease shall expire on the 30th day following the date of such notice. For purposes of the preceding sentence, the Premises shall be deemed wholly untenantable if Tenant shall be precluded from using more than fifty percent (50%) of the Premises for the conduct of its business and Tenant's inability to so use the Premises is reasonably expected to continue for more than sixty (60) days.

15.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, restore the Building and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Notwithstanding anything herein to the contrary, Landlord shall have no obligation whatsoever to repair or restore any of the Leasehold Improvements or any other improvements or decorations to the Premises except to the extent the proceeds of the insurance carried by Tenant are timely received by Landlord. Upon notice from Landlord, Tenant agrees that Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Leasehold Improvements. In no event shall Landlord be required to spend more for the restoration of the Building and Common Areas than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant's business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default (including in default of Tenant's obligations contained in this Section 15.02), during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

15.03 None of the Insured Parties shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building, or by construction of any private, public or quasi-public work in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 8). No penalty shall accrue for delays which may arise by reason of adjustment of casualty insurance on the part of Landlord or for delays caused by Force Majeure arising from any repair or restoration of any portion of the Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the performance of any such repair or restoration.

16. Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "**Taking**"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord's ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within forty-five (45) days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant's Pro Rata Share shall be appropriately adjusted to account for any reduction in the Rentable Square Footage of the Building or the Rentable Square Footage of the Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord's award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will, subject to the provisions of any Mortgage, restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking; provided, however, that Landlord shall not be required to spend more than it collects as an award. If there is a temporary Taking of all or any part of the Premises during the Term, Tenant shall give prompt notice to Landlord, the Term shall not be reduced or affected in any way, and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority. Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

17. Events of Default.

In addition to any other default specifically described in this Lease, each of the following occurrences shall be a "**Default**": (a) Tenant's failure to pay any portion of Rent when due or any other sum required to be paid by Tenant under this Lease or under any other agreement between Landlord (or Landlord's predecessors in title) and Tenant, if the failure continues for five (5) days after written notice, which notice may be in the form of an Illinois Statutory 5 day notice utilized in forcible entry and detainer proceedings to Tenant, except that if Landlord shall

have given two (2) such notices of default in the payment of any Rent in any 12-month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of Rent or any extended period in which to make payment until such time as twelve (12) consecutive months have elapsed without Tenant having failed to make any such payment when due (**"Monetary Default"**); (b) Tenant's failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within ten (10) Business Days after written notice to Tenant provided, however, if Tenant's failure to comply cannot reasonably be cured within ten (10) Business Days, Tenant shall be allowed additional time (not to exceed sixty (60) days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within ten (10) Business Days and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord's required approval or otherwise in violation of Article 10 of this Lease; (d) Tenant or Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing Tenant's or Guarantor's inability to pay Tenant's debts when due or forfeits or loses its right to conduct business; (e) Tenant or Guarantor files any voluntary petition in bankruptcy or for corporate reorganization or any similar relief; (f) any involuntary petition in bankruptcy shall be filed against Tenant or Guarantor under any federal or state bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days from the filing thereof; (g) a receiver is appointed for Tenant or Guarantor by any court and such receiver is appointed for Tenant or Guarantor or any of the property of Tenant or Guarantor by any court and such receiver shall not have been dismissed within ninety (90) days from the date of his appointment; (h) the leasehold estate is taken by process or operation of Law; (i) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises; or (j) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property that is ancillary to this Lease. If Landlord provides Tenant with notice of Tenant's failure to comply with any specific provision of this Lease (other than a Monetary Default which is governed by clause (a) above) on three (3) separate occasions during any 12-month period, Tenant's subsequent violation of such provision shall, at Landlord's option, be an incurable Default by Tenant. All notices sent under this Article shall be in satisfaction of, and not in addition to, notice required by Law.

18. Remedies.

18.01 Upon Default, Landlord shall have the right to pursue any one or more of the following remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

(a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant's Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant's Default, including, without limitation, all Costs of Reletting and any deficiency that may arise from reletting or the failure to relet the Premises. **"Costs of Reletting"** shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

(b) Terminate Tenant's right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant's Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

18.02 In lieu of calculating damages under Section 18.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Base Rate then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

18.03 If Tenant is in Default (i.e. after the expiration of all notice and cure periods) of any of its non-monetary obligations under this Lease, or in the event of an emergency at any time that Tenant is in default (regardless of whether notice has been sent to Tenant and the time period to cure has passed) of its obligations under this Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to fifteen percent (15%) of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

18.04 Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such persons might otherwise have under any Law (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to lawfully re-enter or repossess the Premises, or (iii) to restore the operation of this Lease, after (A) Tenant shall have been dispossessed by judgment or by warrant of any court or judge, (B) any lawful re-entry by Landlord, or (C) any expiration or early termination of the term of this Lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

18.05 TENANT HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON OR RELATED TO THE SUBJECT MATTER OF THIS LEASE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY

JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. TENANT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS LEASE AND THAT LANDLORD HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS LEASE AND THAT LANDLORD WILL CONTINUE TO RELY ON THIS WAIVER IN ITS FUTURE DEALINGS WITH TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

19. Limitation of Liability.

THE LIABILITY OF LANDLORD FOR LANDLORD'S OBLIGATIONS UNDER THIS LEASE AND/OR ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS LEASE SHALL BE LIMITED TO LANDLORD'S INTEREST IN THE PROPERTY AND TENANT SHALL NOT LOOK TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD, OR THE PROPERTY OR ASSETS OF ANY DIRECT OR INDIRECT PARTNER, MEMBER, MANAGER, SHAREHOLDER, DIRECTOR, OFFICER, PRINCIPAL, EMPLOYEE OR AGENT OF LANDLORD (COLLECTIVELY, THE "**LANDLORD PARTIES**") IN SEEKING EITHER TO ENFORCE LANDLORD'S OBLIGATIONS UNDER THIS LEASE AND/OR ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS LEASE OR TO SATISFY A JUDGMENT FOR LANDLORD'S FAILURE TO PERFORM SUCH OBLIGATIONS; AND NONE OF THE LANDLORD PARTIES SHALL BE PERSONALLY LIABLE FOR THE PERFORMANCE OF LANDLORD'S OBLIGATIONS UNDER THIS LEASE AND/OR ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS LEASE.

20. Relocation.

Landlord, at its expense, at any time before or during the Term, may relocate Tenant from the Premises to space of reasonably comparable size, floor plate location, window-line, finish, and utility ("**Relocation Space**") within the Building upon no less than ninety (90) days' prior written notice to Tenant. From and after the date of the relocation, the Base Rent and Tenant's Pro Rata Share shall be adjusted based on the rentable square footage of the Relocation Space. Landlord shall pay Tenant's reasonable costs of relocation, including all costs for moving Tenant's furniture, equipment, supplies and other personal property, as well as the cost of printing and distributing change of address notices to Tenant's customers and one month's supply of stationery showing the new address. Landlord shall have no liability to Tenant by reason of any such relocation, including as a result of any inconvenience or interference with Tenant's business.

21. Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant's occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% during the first month of such holdover and 200% thereafter of the sum of the Base Rent

and Additional Rent due for the month immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant's holdover and Tenant fails to vacate the Premises within fifteen (15) days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

22. Subordination to Mortgages; Estoppel Certificate.

22.01 Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "**Mortgage**"). The party having the benefit of a Mortgage shall be referred to as a "**Mortgagee**". Upon request, Tenant, without charge, shall attorn to any successor to Landlord's interest in this Lease. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee (i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant's tenancy, and (iii) containing such other terms and conditions as may be required by such Mortgagee, provided such terms and conditions do not increase the Rent, increase Tenant's other obligations or adversely affect Tenant's rights under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be: (i) liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord's interest and Tenant gives notice of such act or omission); (ii) subject to any defense, claim, counterclaim, set-off or offset which Tenant may have against Landlord; (iii) bound by any prepayment of more than one month's Rent to any prior landlord; (iv) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord's interest; (v) bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord; (vi) bound by any modification, amendment or renewal of this Lease made without successor landlord's consent; (vii) liable for the repayment of any security deposit or surrender of any letter of credit, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord; or (viii) liable for the payment of any unfunded tenant improvement allowance, refurbishment allowance or similar obligation. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.

22.02 As long as any Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Mortgagees of whom Tenant has actual knowledge, and (b) a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of

any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or omission. If any Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Mortgagee is proceeding with reasonable diligence to effect such remedy.

22.03 Tenant shall, within seven (7) Business Days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate as reasonably requested by Landlord (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable.

23. Notice.

All demands, approvals, consents or notices (collectively referred to as a "**notice**") shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in Article 1; provided, however, notices sent by Landlord regarding general Building operational matters may be posted in the Building mailroom or the general Building newsletter or sent via e-mail to the e-mail address provided by Tenant to Landlord for such purpose. In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

24. Surrender of Premises.

At the termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property and any Specialty Alterations from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant's Property or Specialty Alterations, or to restore the Premises to the required condition, within three (3) days after termination of this Lease or Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property and/or perform such restoration of the Premises. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant's Property from the Premises or storage, within thirty (30) days after notice,

Landlord may deem all or any part of Tenant's Property to be abandoned and, at Landlord's option, title to Tenant's Property shall vest in Landlord or Landlord may dispose of Tenant's Property in any manner Landlord deems appropriate.

25. Intentionally Omitted.

26. Tax Status of Beneficial Owner.

Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Internal Revenue Code and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of this Lease that does not constitute "rents from real property" (in the case of real estate investment trusts), and (c) the imposition of income, penalty or similar taxes (each an "**Adverse Event**") is of material concern to Landlord and such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to cooperate with Landlord in negotiating an amendment or modification thereof and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification. Any amendment or modification pursuant to this Article 26 shall be structured so that the economic results to Landlord and Tenant shall be substantially similar to those set forth in this Lease without regard to such amendment or modification. Without limiting any of Landlord's other rights under this Article 26, Landlord may waive the receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment. Tenant expressly covenants and agrees not to enter into any sublease or assignment which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported sublease or assignment shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises.

27. Miscellaneous.

27.01 This Lease shall be interpreted and enforced in accordance with the Laws of the State of Illinois and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of the state courts of the State of Illinois, County of Cook or the United States District Court for the Northern District of Illinois (Eastern Division). To the extent that Tenant has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligation under this Lease. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to

Landlord, and agrees, that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that the entity(ies) or individual(s) constituting Tenant or Guarantor or which may own or control Tenant or Guarantor or which may be owned or controlled by Tenant or Guarantor are not and at no time will be (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

27.02 If Landlord retains an attorney or institutes legal proceedings due to Tenant's failure to pay Rent when due, then Tenant shall be required to pay Additional Rent in an amount equal to the reasonable attorneys' fees and costs actually incurred by Landlord in connection therewith. Notwithstanding the foregoing, in any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys' fees actually incurred. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any non-compulsory counterclaim of any nature or description in any such proceeding, and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord's acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel.

27.03 Whenever a period of time is prescribed for the taking of an action by Landlord, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party ("**Force Majeure**").

27.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord's obligations under this Lease.

27.05 Landlord has delivered a copy of this Lease to Tenant for Tenant's review only and the delivery of it does not constitute an offer to Tenant or an option. Landlord has retained Landlord's Agent as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Landlord's Agent. Each of Landlord and Tenant represents and warrants to the other that neither it nor its agents have dealt with any broker in connection with this Lease other than Landlord's Agent and Tenant's Broker. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability

to any broker, finder or like agent (other than Landlord's Agent and Tenant's Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, and/or the above representation being false. Landlord agrees to pay a commission to Tenant's Broker pursuant to a separate agreement.

27.06 Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

27.07 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

27.08 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. Landlord reserves the right to make changes to the Property, Building and Common Areas as Landlord deems appropriate. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

27.09 This Lease and Tenant's rights hereunder are and will be subject to any condominium declaration, by-laws and other instruments (collectively, the "**Declaration**") which may be recorded in order to subject the Building to a condominium form of ownership pursuant to the Illinois Condominium Property Act or any successor Law, provided that the Declaration does not by its terms increase the Rent, materially increase Tenant's non-Rent obligations or materially and adversely affect Tenant's rights under this Lease. At Landlord's request, and subject to the foregoing proviso, Tenant will execute and deliver to Landlord an amendment of this Lease confirming such subordination and modifying this Lease to conform to such condominium regime.

27.10 Wherever in this Lease Landlord's consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant's claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. In no event shall Landlord be liable for, and Tenant, on behalf of itself and all other Tenant Related Parties or any of Tenant's vendors, invitees or licensees, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease.

27.11 Landlord has the right at any time to change the name, number or designation by which the Building is commonly known.

27.12 Unless Landlord delivers written notice to Tenant to the contrary, Landlord's Agent is authorized to act as Landlord's agent in connection with the performance of this Lease, and Tenant shall be entitled to rely upon correspondence received from Landlord's Agent. Tenant acknowledges that Landlord's Agent is acting solely as agent for Landlord in connection with the foregoing; and neither Landlord's Agent nor any of its direct or indirect partners, members, managers, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Property.

27.13 Unless Tenant or Guarantor is a publicly traded company, Tenant shall from time to time, within ten (10) Business Days after request by Landlord, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant's then most recent full and partial fiscal years immediately preceding such request, certified by an independent certified public accountant or Tenant's chief financial officer and in form reasonably satisfactory to Landlord; provided that Landlord shall not make such request more than once during any consecutive 12-month period unless such request is made in conjunction with the sale or refinance of the Building.

27.14 The Exhibits and Schedules attached to this Lease are incorporated into and made a part of this Lease as if set forth herein in full. Capitalized terms used in the Exhibits but not defined therein shall have the meanings given to such terms in the Lease.

27.15 This Lease shall not be recorded by either Landlord or Tenant.

27.16 This Lease may be executed in two (2) or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument.

[Remainder of page intentionally left blank;
signature page follows]

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

CIVIC OPERA, L.P., a
Delaware limited partnership

By: CIVIC OPERA GP, L.L.C.,
a Delaware limited liability company, its
general partner

By: ______________________

Name: Steven R. Wechsler

Title: Senior Managing Director

TENANT:

TGA INSURANCE MANAGERS, INC., a Texas
corporation

By: ______________________

Name: ______________________

Title: ______________________

Tenant's Tax ID Number (SSN or FEIN):

____

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

CIVIC OPERA, L.P., a
Delaware limited partnership

By: CIVIC OPERA GP, L.L.C.,
a Delaware limited liability company, its
general partner

By:________________________

Name:________________________

Title:________________________

TENANT:

TGA INSURANCE MANAGERS, INC., a Texas
corporation

By: [signature]

Name: Donald E. Meyer

Title: President

Tenant's Tax ID Number (SSN or FEIN):

74-2228153

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES


770


N

CIVIC OPERA
BUILDING



Suite 0770

3,776 Square Feet

FOR LEASING INFORMATION
PLEASE CONTACT TISHMAN SPEYER

TISHMAN SPEYER

50625158v7

EXHIBIT B

EXPENSES AND TAXES

1. **Payments.**

1.01 Tenant shall pay Tenant's Pro Rata Share of the total amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the "**Expense Excess**") and also the total amount, if any, by which Taxes (defined below) for each calendar year during the Term exceed Taxes for the Base Year (the "**Tax Excess**"). If Expenses or Taxes in any calendar year decrease below the amount of Expenses or Taxes for the Base Year, Tenant's Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year shall be $0. Landlord shall provide Tenant with a good faith estimate of the total amount of the Expense Excess and the Tax Excess for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the total amount of the Expense Excess and the Tax Excess. If Landlord determines that its good faith estimate of the Expense Excess or of the Tax Excess was incorrect, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of the Expense Excess and the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate. Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within thirty (30) days or credited against the next due future installment(s) of Additional Rent.

1.02 As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Expenses and the Expense Excess and the actual amount of Taxes and the Tax Excess for the prior calendar year. If the estimated amount of the Expense Excess or estimated amount of the Tax Excess for the prior calendar year is more than the actual amount of the Expense Excess or the actual amount of the Tax Excess, as the case may be, for the prior calendar year, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated amount of the Expense Excess or the Tax Excess for the prior calendar year is less than the actual amount of the Expense Excess or the Tax Excess, as the case may be, for such prior year, Tenant shall pay Landlord, within thirty (30) days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year. The foregoing obligations of Landlord and Tenant shall survive the expiration of the Term. Delay in computation of the actual amount of Taxes and Expenses for a calendar year shall not be deemed a default hereunder or a waiver of Landlord's right to collect from Tenant the underpayment for such calendar year, nor shall the rendering of a statement prejudice Landlord's right to thereafter render a corrected statement for that calendar year.

1.03 In no event shall any decrease in Expenses or Taxes result in a reduction in the Base Rent payable hereunder.

2. **Expenses.**

2.01 **"Expenses"** means all costs and expenses paid or incurred in each calendar year in connection with owning, operating, maintaining, repairing, and managing the Building and the Property. Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) reasonable management fees; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are: (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of the Lease. The cost of capital improvements shall be amortized by Landlord over the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

2.02 Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under the Lease or to other tenants in the Building under their respective leases.

2.03 If at any time during a calendar year the Building is not at least 100% occupied or Landlord is not supplying services to at least 100% of the total Rentable Square Footage of the Building, Expenses shall, at Landlord's option, be determined as if the Building had been 100% occupied and Landlord had been supplying services to 100% of the Rentable Square Footage of the Building during that calendar year. If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such

manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term.

3. "**Taxes**" shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If Landlord elects to pay any assessment in annual installments, then (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by Law, and (ii) there shall be deemed included in Taxes for each calendar year of the Term the installments of such assessment becoming payable during each such calendar year, together with interest payable during such calendar year on such installments and on all installments thereafter becoming due as provided by Law, all as if such assessment had been so divided. The benefit of any exemption or abatement relating to all or any part of the Property shall accrue solely to the benefit of Landlord and Taxes shall be computed without taking into account any such exemption or abatement. If at any time the methods of taxation prevailing on the Effective Date shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Property and imposed upon Landlord, or (3) a license fee measured by the rents, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes. Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and, if such tax is payable by Landlord, Tenant shall promptly pay such amounts to Landlord, upon Landlord's demand. If Landlord receives a refund of Taxes for any calendar year during the Term, Landlord shall credit against subsequent payments of Rent due hereunder, an amount equal to Tenant's Pro Rata Share of the refund, net of any expenses incurred by Landlord in achieving such refund, which amount shall not exceed the amount Tenant has paid for Taxes for such calendar year. Tenant shall pay Landlord the amount of Tenant's Pro Rata Share of any increase in the Tax Excess within thirty (30) days after Tenant's receipt of a statement from Landlord. Notwithstanding anything herein to the contrary, all references to Taxes "for" a particular year shall be deemed to refer to Taxes levied or assessed for such year without regard to when such taxes are paid or payable.

4. **Audit Rights**. Within sixty (60) days after receiving Landlord's statement of Expenses (or, with respect to the Base Year Expenses, within sixty (60) days after receiving

Landlord's initial statement of Expenses for the Base Year) (each such period is referred to as the "**Review Notice Period**"), Tenant may give Landlord written notice ("**Review Notice**") that Tenant intends to review Landlord's records of the Expenses for the calendar year (or Base Year, as applicable) to which the statement applies, and within sixty (60) days after sending the Review Notice to Landlord (such period is referred to as the "**Request for Information Period**"), Tenant shall send Landlord a written request identifying, with a reasonable degree of specificity, the information that Tenant desires to review (the "**Request for Information**"). Within a reasonable time after Landlord's receipt of a timely Request for Information and executed Audit Confidentiality Agreement (referenced below), Landlord, as reasonably determined by Landlord, shall forward to Tenant, or make available for inspection on site at such location deemed reasonably appropriate by Landlord, such records (or copies thereof) for the applicable calendar year (or Base Year, as applicable) that are reasonably necessary for Tenant to conduct its review of the information appropriately identified in the Request for Information. Within sixty (60) days after any particular records are made available to Tenant (such period is referred to as the "**Objection Period**"), Tenant shall have the right to give Landlord written notice (an "**Objection Notice**") stating in reasonable detail any objection to Landlord's statement of Expenses for that year which relates to the records that have been made available to Tenant. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days. If Tenant fails to give Landlord an Objection Notice with respect to any records that have been made available to Tenant prior to expiration of the Objection Period applicable to the records which have been provided to Tenant, Tenant shall be deemed to have approved Landlord's statement of Expenses with respect to the matters reflected in such records and shall be barred from raising any claims regarding the Expenses relating to such records for that year. If Tenant fails to provide Landlord with a Review Notice prior to expiration of the Review Notice Period or fails to provide Landlord with a Request for Information prior to expiration of the Request for Information Period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year.

If Tenant retains an agent to review Landlord's records, the agent must be with a CPA firm licensed to do business in the State of Illinois. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit, and the fees charged cannot be based in whole or in part on a contingency basis. The records and related information obtained by Tenant shall be treated as confidential, and applicable only to the Building, by Tenant and its auditors, consultants and other parties reviewing such records on behalf of Tenant (collectively, "**Tenant's Auditors**"), and, prior to making any records available to Tenant or Tenant's Auditors, Landlord may require Tenant and Tenant's Auditors to each execute a reasonable confidentiality agreement ("**Audit Confidentiality Agreement**") in accordance with the foregoing. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

EXHIBIT C

WORK LETTER

1. **Space Plans and Final Plans.**

(a) Attached hereto as Schedule "I" are certain space plans dated October 18, 2010 for the Initial Installations (the "**Space Plans**") prepared by Fitzgerald Earles Architects and Associates (the "**Architect**"). The Space Plans are hereby approved by Tenant, and shall be utilized by the Architect in its preparation of any Final Plans for the Initial Installations. If necessary, the Architect shall cause to be prepared and delivered to Landlord the following drawings ("**Final Plans**") for all improvements specified in the Space Plans (the "**Initial Installations**"):

(i) Architectural drawings (consisting of demolition plans, elevation plan, floor construction plan, ceiling lighting and layout, power, and telephone plan).

(ii) Mechanical drawings (consisting of HVAC, sprinkler, electrical, telephone, and plumbing). Mechanical drawings shall include a tabulation of connected electrical load and an analysis of anticipated electrical demand load.

(iii) Finish schedule (consisting of wall finishes and floor finishes, of which any patching of carpet by Landlord will require Tenant's approval, and miscellaneous details).

(iv) Structural drawings, if necessary.

(b) The Space Plans, Final Plans and all necessary mechanical, electrical and structural drawings shall be prepared by the Architect (and mechanical, electrical and structural engineers chosen by Landlord), at Landlord's expense.

2. **Performance of the Initial Installations.**

(a) As soon as reasonably possible following the Effective Date of this Lease, but in no event later than the date that is thirty (30) days after the Effective Date, Landlord shall instruct the general contractor hired by Landlord (the "**General Contractor**") to build the Initial Installations indicated on the Space Plans and among the Final Plans as soon thereafter as reasonably possible, consistent with industry custom and procedure, at Landlord's sole and entire cost, except as otherwise provided in this Work Letter. The Initial Installations will be completed using building standard finishes and materials and building standard project selected by Tenant.

(b) Intentionally Omitted.

(c) Tenant shall either select its own contractor subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned, or delayed, or inform Landlord to use the General Contractor to install all Cable (as defined in Section 8.01). If Landlord uses the General Contractor, then Tenant shall reimburse to Landlord the actual costs incurred by

Landlord (including without limitation costs of the General Contractor, any subcontractors, and any consultants or other third parties) to install all Cable in the Premises in accordance with plans and specifications for such Cable submitted to Landlord by Tenant, provided the installation of such Cable does not adversely affect the Base Building or the appearance or value of the Building. No supervision or management fee shall be charged to Tenant in connection with the construction of the Initial Installations.

(d) If Tenant requests any changes to the Space Plans or the Final Plans, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not adversely affect the Base Building or the equipment, appearance or value of the Building, but, if such changes increase the cost of constructing the Initial Installations shown on the Final Plans, Tenant shall bear such costs and shall pay such estimated increased costs to Landlord at such time as the request is approved by Landlord. If the actual increased costs are greater than the estimated increased costs, Tenant shall pay the difference in increased costs to Landlord promptly upon demand therefor. The failure of Tenant to pay any amounts due hereunder within 10 days of the date such sums are due and payable shall constitute a Default under the Lease.

(e) Any revisions by Tenant of the Final Plans, Tenant's request for materials, finishes or installations that are not readily available when required to be installed or any failure by Tenant to comply with the dates and time limits in this Workletter, shall constitute a "**Tenant Delay.**" In addition, Landlord shall have the right to stop construction if Tenant fails to pay such sums as are payable by Tenant under the Lease or this Workletter, or otherwise materially defaults in the performance of its obligations under the Lease or this Workletter, and all such periods in which work has stopped or been suspended shall constitute a "Tenant Delay." If Tenant requests changes to the approved Final Plans, any delays reasonably caused thereby in substantially completing construction of the Initial Installations caused thereby shall also constitute a "Tenant Delay."

(f) The Initial Installations shall be deemed "**Substantially Completed**" when such work has been completed, as reasonably determined by the Architect, in accordance with (a) the provisions of this Lease applicable thereto, (b) the Final Plans for such work, and (c) all applicable Laws, except for minor details of construction, decoration and mechanical adjustments, if any, the non-completion of which does not materially interfere with Tenant's use of the Premises or which in accordance with good construction practices should be completed after the other work in the Premises or the Building.

3. <u>Payment of Costs of the Initial Installations</u>.

Landlord shall pay the cost of the Initial Installations (excluding the installation of Cable in the Premises), provided as of the date on which Landlord is required to make payment thereof, (i) the Lease is in full force and effect, and (ii) no Default then exists. Tenant shall pay all costs of the portions of Initial Installations involving the installation of Cable in the Premises and any increase in the costs of the Initial Installations arising out of Tenant's request to any changes to the Space Plans or the Final Plans. For purposes of the preceding grammatical sentence, the "cost of the Initial Installations" shall include, without limitation, labor directly related to the Initial Installations, materials delivered to the Premises in connection with the Initial Installations

and "soft costs" consisting of architectural and engineering fees incurred in connection with the Initial Installations.

4. Entry by Tenant.

Upon execution of the Lease Tenant shall have the right to enter Premises to conduct field inspections subject to Landlord's approval, which approval will not be unreasonably withheld or delayed. If Tenant shall enter upon the Premises or any other part of the Building prior to the completion of the Initial Installations, Tenant shall indemnify and save Landlord harmless from and against any and all Losses arising from or claimed to arise as a result of (i) any act, neglect or failure to act of Tenant or anyone entering the Premises or Building with Tenant's permission, or (ii) any other reason whatsoever arising out of Tenant's entry upon the Premises or Building. Tenant agrees that, in connection with its use of the Premises prior to the Initial Improvements being Substantially Completed, Tenant shall have those duties and obligations with respect thereto that it has pursuant to the Lease during the Term, except the obligation for payment of rent, and further agrees that, except where caused by Landlord's gross negligence or willful misconduct, Landlord shall not be liable in any way for injury, loss, or damage which may occur to any of the Initial Installations or installations made in the Premises, or to any personal property placed therein, the same being at Tenant's sole risk.

5. Miscellaneous.

(a) All defined terms as used herein shall have the meanings ascribed to them in the Lease.

(b) Except as expressly set forth herein, Landlord has no other agreement with Tenant and Landlord has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

(c) This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

(d) The failure by Tenant to pay any monies due Landlord pursuant to this Work Letter within the time period herein stated shall be deemed a default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent. All late payments shall bear interest pursuant to Section 4.01 of the Lease.

(e) Notwithstanding anything to the contrary contained herein, Tenant shall not be charged any fees or costs incurred by Landlord in connection with the review and approval of the Space Plans, Final Plans or any change orders issued in connection with the construction or approval of the Initial Installations. In addition, Landlord shall provide free use of hoisting and dedicated freight services for Tenant's move into the Premises.

SCHEDULE I

SPACE PLANS


LEGEND
GENERAL NOTES
ARCHITECTURAL PLAN
7TH FLOOR KEY PLAN
Fitzgerald Earles Architects and Associates
FEAA
CLIENT: TGA/HALLMARK – 20 N. WACKER, SUITE 720
SKETCH NO: SK.2R ARCHITECTURAL PLAN
FILE NAME: 10269.00_ISD_100610_SP.DWG
RSF: 3,776
PROJECT NO: 10217.00
DRAWN BY: SM
DATE: 10.18.2010

50625158v7

EXHIBIT D

COMMENCEMENT LETTER

(EXAMPLE)

___________, 20___

TGA Insurance Managers, Inc.
20 North Wacker Drive
Suite 770
Chicago, Illinois 60606

Re: Commencement Letter with respect to that certain Lease dated as of _________, 2010, by and between Civic Opera, L.P., a Delaware limited partnership, as Landlord, and TGA Insurance Managers, Inc., as Tenant, for 3,776 rentable square feet on the 7th floor of the Building located at 20 North Wacker Drive, Chicago, Illinois 60606

Gentlemen:

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and acknowledges:

1. The Commencement Date of the Lease is ________________; and

2. The Rent Commencement Date of the Lease is ______________________; and

3. The Termination Date of the Lease is ________________________.

Please acknowledge the foregoing and your acceptance of possession by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention. Tenant's failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within thirty (30) days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

CIVIC OPERA, L.P.

____
Authorized Signatory

Acknowledged and Accepted:

TGA INSURANCE MANAGERS, INC.

By: ____________________
Name: ____________________
Title: ____________________
Date: ____________________

EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord's prior approval, which approval shall not be unreasonably withheld.

4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord's prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6. All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be performed in a manner and restricted to hours reasonably

designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity, including the names of any contractors, vendors or delivery companies, which approval shall not be unreasonably withheld. Tenant shall assume all risk for damage, injury or loss in connection with the activity.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld; provided that approval by Landlord shall not relieve Tenant from liability for any damage in connection with such heavy equipment or articles.

9. Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (a) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (b) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (c) conduct or permit other activities in the Building that might, in Landlord's sole opinion, constitute a nuisance.

11. No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14. Tenant shall not knowingly take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building (**"Labor Disruption"**). Tenant shall, subject to all applicable Laws, take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord

Related Parties nor shall the Rent Commencement Date of the Term be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees and invitees.

17. No bicycles or other vehicles or in-line roller skates shall be brought into or kept by any tenant in or about the Premises, the Building or on the walkways outside the Building. Notwithstanding the above, bicycles will be allowed in areas designated by Landlord.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.

19. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Per the Illinois Legislative amended Clean Indoor Act, smoking is prohibited in the Building. Landlord has the right to designate an exterior smoking area for the Building.

21. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22. Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23. The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and

fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

24. All structural engineering questions are to be directed to Landlord's designated structural engineer.

25. All new structural steel or modifications to the Base Building must be tested by a certified inspection agency at Tenant's sole cost and expense.

26. Prior to performing any floor cores, saw cutting or trenching of floor slabs, the locations thereof shall be reviewed and approved by Landlord's chief engineer and base building structural engineer. Tenant shall cause Tenant's general contractor to provide to Landlord an "as-built" floor plan with dimensions of core(s) from the nearest column. Tenant's general contractor shall be responsible for locating any obstructions within the floor slab.

EXHIBIT F

1. OPTIONS TO EXPAND PREMISES

(a) Subject to availability, Tenant shall have the option (the "**Expansion Option**") to lease Suite 764 containing 2,159 rentable square feet (the "**Expansion Premises**") which is located adjacent to the Premises. Tenant's Expansion Option shall be exercised, if at all, by notice (the "**Expansion Notice**") to Landlord delivered no later than February 1, 2014. If Tenant exercises its Expansion Option and if the Expansion Premises is then available for leasing, possession of the Expansion Premises shall be tendered to Tenant by Landlord on the date that is four (4) months after the Expansion Notice is delivered to Landlord (the "**Expansion Premises Delivery Date**"). Within 60 days of Landlord's receipt of Tenant's Expansion Notice, Landlord shall advise Tenant in writing of the Base Rent for the Expansion Premises, the Market Concessions and the Expansion Premises Delivery Date. The Expansion Premises shall be governed by all the terms of this Lease, except that (i) Tenant's Pro Rata Share shall be increased accordingly, (ii) the Base Rent for the Expansion Premises per rentable square foot will be the per rentable square foot Base Rent for the Premises then payable (subject to escalation as provided in Section 1.03 of the Lease), (iii) rental concessions (including rental abatement and tenant improvement allowance) will be those then being offered by Landlord to and accepted by other tenants of comparable size and location expanding or renewing leases in the Building for a term similar to the Term of the Lease, as reasonably determined by Landlord and evidenced by recent transactions which shall be disclosed to Tenant (the "**Market Concessions**"), and (iv) possession of the Expansion Premises shall be delivered to Tenant in its "as is" condition as of the date of Tenant's exercise of the Expansion Option, normal wear and tear excepted. If Tenant disagrees with Landlord's estimation of the Market Concessions, then it must so notify Landlord in writing within ten (10) Business Days of Tenant's receipt thereof and specify Tenant's estimation of the Market Concessions. If the parties are unable to agree on the Market Concessions for the Expansion Premises in question after twenty (20) Business Days following Landlord's receipt of Tenant's estimation of Market Concessions, Tenant may elect in writing to revoke its election to exercise the Expansion Option, in which case Tenant shall have no further rights under this Section 1(a) with respect to the Expansion Premises (and Tenant's exercise of such Expansion Option shall be of no force or effect) and Landlord may lease the Expansion Premises to a third party free of the provisions of this Section 1(a). If Landlord does not tender possession of the Expansion Premises on the Expansion Premises Delivery Date for any reason beyond Landlord's reasonable control, Landlord shall not be liable for any damage thereby and Landlord shall not be in default pursuant to the terms of this Section 1(a), but Landlord shall use its reasonable efforts to tender possession of the Expansion Premises to Tenant as soon as reasonably possible, including prosecution of court proceedings to obtain such possession. The Expansion Option is personal to the Tenant first named in this Lease and shall not inure to the benefit of any assignee or subtenant.

(b) In the event the Expansion Option may not be exercised due to the unavailability of the Expansion Premises, or if Tenant revokes the Expansion Option because Tenant and Landlord fail to agree to the Market Concessions, then Tenant may provide notice to Landlord (the "**Alternative Expansion Notice**") of Tenant's desire to lease additional space in the Building, which Alternative Expansion Notice shall provide the approximate square footage of space Tenant desires to lease. Tenant's Alternative Expansion Notice must be delivered no later

than June 30, 2014. Within twenty (20) Business Days of Landlord's receipt of Tenant's Alternative Expansion Notice, Landlord shall advise Tenant in writing of the space or spaces in the Building, either contiguous to the Premises or elsewhere in the Building, which are available for leasing to Tenant (the "**Alternative Expansion Premises**"), the estimated date that Lender will tender the Alternative Expansion Premises to Tenant, the actual size of the Alternative Expansion Premises and the Base Rent and any lease concessions for the Alternative Expansion Premises. Landlord and Tenant shall negotiate in good faith the terms for the lease of the Alternative Expansion Premises. Landlord agrees to provide, at Landlord's cost, a test fit for at least one of the proposed Alternative Expansion Premises. If Landlord and Tenant are unable to agree on the terms governing the Alternative Expansion Premises by the date which is sixty (60) days following Landlord's receipt of Tenant's Alternative Expansion Notice (the "**Alternative Expansion Premises Outside Date**"), then, subject to the conditions set forth below, Tenant shall have a one (1) time right to terminate ("**Termination Option**") this Lease effective as of April 30, 2015 ("**Effective Termination Date**"), which right must be exercised by irrevocable written notice (the "**Tenant Termination Notice**") to Landlord given no later than the Alternative Expansion Premises Outside Date. If Tenant elects to so terminate the Lease, Tenant shall pay to Landlord the Termination Fee (as defined below). The Termination Fee shall be payable fifty percent (50%) upon delivery of the Tenant Termination Notice and fifty percent (50%) on or before the Effective Termination Date. The Termination Fee shall be equal to the unamortized transaction costs of Landlord (including without limitation the Rent Abatement, the costs of the Initial Installations, and brokerage commissions) ("**Transaction Costs**") plus interest on the Transaction Costs at a per annum rate of eight percent (8%), which is deemed to have accrued commencing on the date that Landlord incurred such Transaction Costs, plus one (1) month's then current Rent otherwise due and payable. If on the date that Tenant exercises its Termination Option or the effective date of such termination, Tenant is in Default hereunder or otherwise in default in the performance of any of the terms, covenants or conditions contained in this Lease (including, without limitation, payment of the Termination Fee), then Landlord shall have the option, upon written notice to Tenant, to declare Tenant's election to terminate this Lease void and of no effect. The Termination Option is personal to the Tenant first named in this Lease and shall not inure to the benefit of any assignee or subtenant.

2. RENEWAL OPTION

Tenant is hereby granted one (1) five (5) year option to renew the Lease ("**Renewal Option**"). If the Tenant desires to exercise the Renewal Option, it shall so notify the Landlord, in writing, not later than the date which is twelve (12) months prior to the then current expiration date of the Term. Such notice shall only be effective if delivered at a time when the Tenant is not in Default under the Lease. Within thirty (30) days following its receipt of Tenant's notice of its desire to exercise the Renewal Option, given at the time and in the manner provided above, Landlord shall prepare and transmit to Tenant an appropriate amendment to this Lease extending the Term for five (5) years (the "**Renewal Term**") and specifying (i) Landlord's estimate of the "**Market Rent**" for the Premises, and (ii) that all other terms and conditions during the Renewal Term are the same as those during the Term, except for any tenant improvement allowances, termination rights, expansion rights, and renewal rights and rights to swing space. For purposes of this Section 2 of **Exhibit F**, "**Market Rent**" for the Premises will be the base rental rate then being offered by Landlord to and accepted by other tenants of comparable size and location expanding or renewing leases in the Building, as reasonably determined by Landlord and

evidenced by recent transactions which shall be disclosed to Tenant, If Tenant disagrees with Landlord's estimation of the Market Rent, it must so notify Landlord in writing within ten (10) days of Tenant's receipt thereof and specify Tenant's estimation of the Market Rent. If the parties are unable to agree on the Market Rent for the Renewal Term within twenty (20) days following Landlord's receipt of Tenant's estimation of Market Rent, Tenant may elect in writing to (x) promptly enter into binding arbitration in accordance with the provisions of Section 3 of this **Exhibit F** or (y) revoke its election to exercise the Renewal Option, in which case Tenant shall have no further rights under this Section 2 (and Tenant's exercise of the Renewal Option shall be of no force in effect) and Landlord may lease the Premises to a third party free of the provisions of this Section 2. In the event that Tenant does not revoke its exercise of the Renewal Option and shall fail for any reason to execute and deliver the lease amendment within twenty (20) days of the determination of Market Rent (whether by agreement of the parties or by arbitration as provided below), or if Tenant shall be in Default under the Lease at the commencement date of the Renewal Term, then in either such event, at Landlord's option, Tenant's purported exercise of its Renewal Option shall be of no force or effect and the Renewal Option shall become null and void. The Renewal Option is personal to the Tenant first named in this Lease and shall not inure to the benefit of any assignee or subtenant.

3. ARBITRATION

In the event of the failure of the parties to agree as to the Market Rent such matter shall be submitted to arbitration as hereinafter provided. Landlord and Tenant shall each, within ten (10) days of Tenant's election to enter into binding arbitration, appoint a fit and impartial person as arbitrator who shall have had at least ten (10) years' experience in the commercial real estate industry and the downtown Chicago office market. Such an appointment shall be signified in writing by each party to the other. The arbitrators so appointed shall appoint a third arbitrator having at least ten (10) years experience in the commercial real estate industry in the downtown Chicago office market within ten (10) days after the appointment of the second arbitrator. In the case of the failure of such arbitrators (or the arbitrators appointed as hereinafter provided) to agree upon a third arbitrator, such third arbitrator shall be appointed by the American Arbitration Association, or its successor, from its qualified panel of arbitrators, and shall be a person having at least ten (10) years' experience in the commercial real estate industry in the downtown Chicago office market. In the case either party shall fail to appoint an arbitrator within a period of ten (10) days after written notice from the other party to make such appointment, then the American Arbitration Association shall appoint a second arbitrator having at least ten (10) years' experience in the commercial real estate industry in the downtown Chicago office market. In determining Market Rent the arbitrators shall take into account all free rent periods, improvement allowances and other concessions.

The third arbitrator shall proceed with all reasonable dispatch to determine the question submitted; provided, however, that in determining the Market Rent in any situation, such arbitrator shall select either Landlord's estimate or Tenant's estimate of the Market Rent and in no event shall the arbitrator have the right (i) to average the Market Rent estimates submitted by Landlord or Tenant or (ii) to choose another number. The parties shall have the right to submit to the third party arbitrator the testimony of expert and other witnesses as well as written materials to support their position. The decision of the arbitrator shall in any event be rendered within thirty (30) days after his/her appointment, or within such other period as the parties shall

agree, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties and shall state the reason for such decision. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (or its successor) and applicable Illinois law, and the decision of the third arbitrator shall be binding, final and conclusive on the parties. The fees of the arbitrators and the expenses incident to the proceedings, and the fees of the respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for by the parties shall be paid by the losing party.

4. SWING SPACE

If Landlord is unable to deliver possession of the Premises on the Target Commencement Date, during the period commencing on the Target Commencement Date and terminating on the Commencement Date, and on the terms and conditions set forth in this Section 4, a minimum of 2,000 rentable square feet in the Building (the "**Swing Space**"), shall be made available to Tenant for Tenant's use and occupancy for the purposes for which Tenant is permitted pursuant to the terms of this Lease to occupy the Premises. Possession and occupancy of the Swing Space by Tenant shall be subject to the terms and conditions set forth herein with respect to the Premises, except that Tenant shall not be required to pay Rent on the Swing Space. At the end of the possession by Tenant of the Swing Space, Tenant shall return possession of the Swing Space to Landlord in substantially the same condition as when Tenant took possession, reasonable wear and tear and loss by fire or other casualty excepted. If Tenant does not surrender and vacate the Swing Space on or before the Commencement Date (subject to extension of such date by the mutual agreement of the parties), it shall be a Default hereunder, and Landlord shall have all of rights and remedies set forth in Section 18 of the Lease, and for so long as Tenant shall remain in the Swing Space after the Commencement Date (subject to extension of such date by the mutual agreement of the parties), Tenant shall be deemed to be holding over, and the provisions of Section 21 of the Lease shall apply, except that the Rent payable on the Swing Space from and after the Commencement Date (or such later date as mutually agreed by the parties) shall be equal to (i) with respect to the first month or portion thereof for which Tenant shall retain possession of the Swing Space or any part thereof after the Commencement Date (or such date as mutually agreed by the parties) 150% of the per square foot Base Rent and Additional Rent which is then payable by Tenant with respect to the Premises, multiplied by the number of square feet in the Swing Space, and (ii) with respect to every other month or portion thereof for which Tenant shall retain possession of the Swing Space or any part thereof after the Commencement Date (or such later date as mutually agreed by the parties) 200% of the per square foot Base Rent and Additional Rent which is then payable by Tenant with respect to the Premises, multiplied by the number of square feet in the Swing Space.

5. SIGNAGE

The lobby shall contain a directory wherein the Building's tenants shall be listed. Landlord, at Tenant's sole cost and expense, shall provide Tenant's initial directory signage identifying Tenant's business. From time to time, but not more frequently than monthly, Landlord shall update the directory to reflect such changes in the listings therein as Tenant shall request; provided such listings and all changes thereto shall be made at Tenant's expense, if any. Subject to Landlord's prior approval, Tenant, at Tenant's sole cost and expense, shall have the

right to install Building standard suite signage in the elevator lobby on the 7th floor of the Building identifying Tenant's business. Tenant shall not otherwise place (i) any exterior signs on the outside of the Premises or (ii) interior signs visible from the exterior of the Premises without the prior written consent of Landlord. Notwithstanding any other provision of this Lease to the contrary, Landlord may immediately remove any sign(s) placed by Tenant in violation of this Section.

6. RELOCATION ALLOWANCE

Landlord shall provide Tenant with an amount not to exceed $11,328 (the "**Relocation Allowance**") to be used by Tenant (in its discretion) for the installation of Cabling, moving, and other relocation expenses. Landlord shall reimburse Tenant for such costs within 90 days of Tenant's submission to Landlord of paid receipts reflecting the actual costs incurred therefor. Tenant shall provide such paid invoice(s) on or before the 90th day after the Rent Commencement Date (the "**Disbursement Deadline**"). Notwithstanding the foregoing, Tenant shall not be entitled to receive such sums unless as of the date on which Landlord is required to make payment thereof, Tenant has occupied the Premises for the conduct of its business and no Default exists. As of the Disbursement Deadline, any unused portion of the Relocation Allowance shall be applied by Landlord as a credit against Rent.

EXHIBIT G

FORM OF GUARANTY

GUARANTY

THIS GUARANTY is made as of the ___ day of December, 2010 by **HALLMARK FINANCIAL SERVICES, INC.**, a Nevada corporation ("**Guarantor**"), having an office at 777 Main Street, Suite 1000, Ft. Worth, Texas 76102, in favor of **CIVIC OPERA, L.P.**, a Delaware limited partnership ("**Landlord**") having an office at c/o Tishman Speyer Properties, L.P., 525 W. Monroe, Suite 650, Chicago, Illinois 60661, with respect to, in consideration of, and as inducement for, the leasing of certain premises (the "**Premises**") located on the 7th floor of the building located at 20 North Wacker Drive, in the City of Chicago, County of Cook and State of Illinois, by Landlord to TGA Insurance Managers, Inc. (together with any assigns or successor thereto, "**Tenant**") pursuant to that certain lease (as such lease may be amended, restated, supplemented, extended, renewed or otherwise modified from time to time, the "**Lease**") dated as of even date herewith between Landlord and Tenant.

Guarantor represents and warrants to Landlord that Tenant is a wholly-owned subsidiary of Guarantor and Guarantor will derive material benefits from Landlord's decision to enter into the Lease with Tenant and acknowledges that Landlord would not have entered into the Lease with Tenant if Guarantor had not executed and delivered this Guaranty of Tenant's obligations under the Lease to Landlord concurrently with the execution and delivery of the Lease. Capitalized terms used but not defined in this Guaranty have the meanings given to them in the Lease.

1. Guarantor hereby represents and warrants to Landlord as follows:

(a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Guarantor has all requisite power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business substantially as now being or as proposed to be conducted and is qualified to do business and is in good standing in each location where such qualification is necessary to carry on its business.

(b) The making and performance by Guarantor of this Guaranty does not and will not result in a breach of, or require any consent under, the charter or by-laws of Guarantor or any applicable law or regulation, or any other order, writ, injunction or decree of any court or other governmental authority, or result in the creation or imposition of any lien upon any property of Guarantor. The execution, delivery and performance by the Guarantor of this Guaranty do not and will not result in a breach of, or require any consent under, any agreement, document or instrument to which Guarantor is a party or by which Guarantor or its property is bound.

(c) Guarantor has all necessary corporate power to make and perform its obligations under this Guaranty; the making and performance by Guarantor of this Guaranty has been duly authorized by all necessary corporate action; and this Guaranty has been duly and validly executed and delivered by Guarantor and constitutes its legal, valid and binding

obligation, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) There are no conditions precedent to the effectiveness of this Guaranty that have not been either satisfied or waived.

2. Guarantor hereby unconditionally and irrevocably guarantees to Landlord, its successors and/or assigns (i) the full and prompt payment of all Rent, including sums that would be due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), (ii) the full and prompt performance of all other obligations owed by Tenant pursuant to the Lease and (iii) all amounts, damages, costs and expenses arising from the holding over by Tenant (or any person or entity claiming by, through or under Tenant) in the Premises (or any portion thereof) (the payment of Rent and all other obligations referred to in clauses (i), (ii) and (iii) of this sentence are hereinafter referred to as the **"Obligations"**). If Tenant shall fail to pay or perform any Obligation as required pursuant to the terms of the Lease, then, irrespective of any defense or any right of set-off, credit or claim that Guarantor or Tenant may have against Landlord, Guarantor shall forthwith upon demand by Landlord pay or perform such Obligation.

3. This Guaranty is absolute, unconditional and irrevocable. Notwithstanding (i) any agreement or stipulation between Landlord and Tenant or their successors or assigns extending the time of performance or modifying any of the terms, covenants or conditions contained in the Lease on the part of Tenant to be performed, (ii) any renewal or extension of the Lease pursuant to an option granted in the Lease, (iii) any waiver by or failure of Landlord to enforce any of the terms, covenants or conditions contained in the Lease or any of the terms, covenants or conditions contained in any modifications thereof, (iv) any assignment of the Lease or any subletting of all or any part of the Premises, (v) any holdover by Tenant beyond the term of the Lease, (vi) any consent, indulgence or other action, inaction or omission under or in respect of the Lease, or (vii) any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant or Landlord or their respective successors or assigns whether or not notice thereof is given to Guarantor, Guarantor shall continue to be liable under this Guaranty.

4. The liability of Guarantor under this Guaranty shall be an absolute, direct, immediate and unconditional guaranty of payment and performance and not of collectibility, and shall not be conditional or contingent upon the genuineness, validity, regularity or enforceability of the Lease or other documents or instruments relating to the obligations hereby guaranteed or the pursuit by Landlord of any remedies Landlord may have.

5. Guarantor hereby waives (i) diligence, presentment, demand of payment and protest; (ii) all notices to Guarantor, Tenant or any other person (whether of nonpayment, termination, acceptance of this Guaranty, default under the Lease or any other matters relating to the Lease, the Premises or related matters, whether or not referred to herein, and including any and all notices of the creation, renewal, extension, modification or accrual of any Obligations

contained in the Lease) and (iii) all demands whatsoever. Guarantor agrees that its obligations hereunder shall not be affected by any circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

6. No failure or delay on the part of Landlord in exercising any right, power or privilege under this Guaranty shall operate as a waiver of or otherwise affect any such right, power or privilege nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7. Any notice to or demand of Guarantor hereunder shall be delivered by hand or overnight courier service, mailed by certified or registered mail, to Guarantor at the address set forth above, Attention: __________ or to such other address as Guarantor shall furnish in writing to Landlord. Any such notice or demand shall be deemed to have been given on the date of receipted delivery or refusal to accept delivery as provided herein or the date delivery is first attempted but cannot be made due to a change of address of which no notice was given.

8. This Guaranty may be enforced by Landlord without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the remedy provisions of the Lease or otherwise, and Guarantor hereby waives the right to require Landlord to proceed against Tenant, to exercise its rights and remedies under the Lease, or to pursue any other remedy or enforce any other right at law or in equity. Nothing herein contained shall prevent Landlord from suing on the Lease or from exercising any other rights available to it under the Lease, and the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Guarantor understands that the exercise by Landlord of certain rights and remedies contained in the Lease may affect or eliminate Guarantor's right of subrogation against Tenant and that Guarantor may therefore incur partially or totally nonreimbursable liability hereunder; nevertheless Guarantor hereby authorizes and empowers Landlord to exercise in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that its obligations hereunder shall be absolute, independent and unconditional.

9. Whenever Guarantor shall make any payment to Landlord hereunder on account of any liability hereunder, Guarantor shall notify Landlord in writing that such payment is made under this Guaranty for such purpose. It is understood that Landlord, without impairing this Guaranty, may, subject to the terms of the Lease, apply payments from Tenant or from any reletting of the Premises upon a default by Tenant, to any due and unpaid Rent or other charges or to such other obligations owed by Tenant to Landlord pursuant to the Lease in such amounts and in such order as Landlord, in its sole and absolute discretion, determines, provided that any amount so paid and applied reduces the aggregate outstanding liabilities of the Tenant under the Lease by such amount.

10. Until the Obligations shall have been indefeasibly paid in full, Guarantor shall withhold exercise of (a) any right of subrogation against Tenant, (b) any right of contribution Guarantor may have against any other guarantor of the Obligations, (c) any right to enforce any remedy which Landlord now has or may hereafter have against Tenant or (d) any benefit of, and any right to participate in, any security now or hereafter held by Landlord or the Lease.

Guarantor further agrees that, to the extent the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Landlord may have against Tenant, to all right, title and interest Landlord may have in any such collateral or security, and to any rights Landlord may have against such other guarantor. Landlord may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights Guarantor may have, and upon any such disposition or sale any rights of subrogation Guarantor may have as the result of the payment or performance of Tenant's obligations under the Lease shall terminate. If any amount shall be paid to Guarantor on account of any such subrogation rights at any time when all Obligations shall not have been paid in full, such amount shall be held in trust for Landlord and shall forthwith be paid over to Landlord to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Lease or any applicable security agreement.

11. This Guaranty is a continuing guaranty and shall remain in effect until all of the Obligations shall have been indefeasibly paid in full in accordance with the terms of the Lease and Tenant shall have no further obligations under, pursuant to, or in connection with, the Lease.

12. This Guaranty shall continue in full force and be binding upon Guarantor, its successors and assigns.

13. This Guaranty shall inure to the benefit of Landlord and its successors and assigns and to any mortgagee or beneficiary under a deed of trust to which the Lease has been assigned and their respective successors and assigns.

14. Guarantor agrees that it will, at any time and from time to time, within seven (7) days following written request by Landlord, execute, acknowledge and deliver to Landlord or to such persons as Landlord may direct, a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Guarantor agrees that such certificates may be relied on by any person holding or proposing to acquire any direct or indirect interest in the Lease or making a loan to Landlord.

15. Guarantor shall pay all the reasonable attorneys' fees, charges and expenses and all other costs and expenses which are incurred by or on behalf of Landlord in the enforcement of this Guaranty whether or not a lawsuit or other proceeding is commenced. Fees based on the rates customarily paid by Landlord to its counsel shall be deemed to be reasonable for purposes of this Guaranty.

16. All rights, duties, benefits, and privileges arising hereunder shall be construed according to the internal laws of the State of Illinois without reference to its conflicts of laws provisions.

17. Guarantor is not entitled to immunity from judicial proceedings and agrees that, should Landlord or any of its successors or assigns bring any suit, action or proceeding in the

State of Illinois or any other jurisdiction to enforce any obligation or liability of Guarantor arising, directly or indirectly, out of or relating to this Guaranty, no immunity from such suit, action or proceeding will be claimed by or on behalf of Guarantor.

18. Every provision of this Guaranty is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Guaranty.

19. (a) Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any bankruptcy, reorganization or insolvency proceeding of or against Tenant (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantor and Landlord that the Obligations which are guaranteed by Guarantor pursuant to this Guaranty shall be determined without regard to any rule of law or order which may relieve Tenant of any portion of such Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such interest accruing after the date on which such proceeding is commenced.

(b) In the event that all or any portion of the Obligations are paid by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Guaranty.

20. Guarantor acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Guaranty, and all actions to enforce this Guaranty, may be dealt with and adjudicated in the courts of the State of Illinois or the Federal courts sitting in the State of Illinois, as Landlord may elect; and hereby expressly and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Guaranty. So far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in a manner permitted by law or permitted herein, shall be necessary in order to confer jurisdiction upon the Guarantor in any such court.

21. Provided that service of process is effected upon Guarantor in a manner permitted by law or as otherwise permitted herein, Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (a) any objection which it may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous paragraph, (b) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (c) any claim that it is not personally subject to the jurisdiction of the above-named courts. Provided that service of process is effected upon Guarantor in a manner permitted by law or as otherwise permitted herein, Guarantor agrees that final judgment (a

certified copy of which shall be conclusive evidence of the fact and amount of any indebtedness) from which it has not appealed or may not appeal or further appeal in any such suit, action or proceeding brought in such a court of competent jurisdiction shall be conclusive and binding upon it and may, so far as is permitted under the applicable law, be enforced in the courts of any state or any Federal court and in any other courts to the jurisdiction of which it is subject, by a suit upon such judgment and that it will not assert any defense, counterclaim or set off in any such suit upon such judgment.

22. Guarantor agrees to execute, deliver and file all such further instruments as may be necessary under the laws of the State of Illinois in order to make effective, the consent of Guarantor to the jurisdiction of the courts of the State of Illinois and the Federal courts sitting in the State of Illinois and the other provisions of this Guaranty.

23. Guarantor irrevocably consents to service of process in the manner provided for delivery of notices in this Guaranty. Nothing in this Guaranty will affect the right of Landlord to serve process in any other manner permitted by law. In addition, Guarantor irrevocably appoints Tenant or, if Tenant is more than one person, then any one of them, as its agent for purposes of receiving service of process in any action against Guarantor arising out of this Guaranty at Tenant's address set forth in the Lease for the giving of notices. Any such service shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given.

24. Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability under this Guaranty.

25. AS A FURTHER INDUCEMENT TO LANDLORD TO ENTER INTO THE LEASE AND IN CONSIDERATION THEREOF, GUARANTOR HEREBY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE, ARISING ON, UNDER OR BY REASON OF OR RELATING TO, THIS GUARANTY OR ANY AGREEMENT COLLATERAL HERETO.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

Attest:

Name:
Title:
[corporate seal]

HALLMARK FINANCIAL SERVICES, INC., a Nevada corporation

By:______________________________
Name:
Title:

State of __________)
) ss.:
County of _________)

On the ________ day of December in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared ________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____
Notary Public
[Notarial Seal]

GUARANTY

THIS GUARANTY is made as of the 27 day of December, 2010 by **HALLMARK FINANCIAL SERVICES, INC.**, a Nevada corporation ("**Guarantor**"), having an office at 777 Main Street, Suite 1000, Ft. Worth, Texas 76102, in favor of **CIVIC OPERA, L.P.**, a Delaware limited partnership ("**Landlord**") having an office at c/o Tishman Speyer Properties, L.P., 525 W. Monroe, Suite 650, Chicago, Illinois 60661, with respect to, in consideration of, and as inducement for, the leasing of certain premises (the "**Premises**") located on the 7th floor of the building located at 20 North Wacker Drive, in the City of Chicago, County of Cook and State of Illinois, by Landlord to TGA Insurance Managers, Inc. (together with any assigns or successor thereto, "**Tenant**") pursuant to that certain lease (as such lease may be amended, restated, supplemented, extended, renewed or otherwise modified from time to time, the "**Lease**") dated as of even date herewith between Landlord and Tenant.

Guarantor represents and warrants to Landlord that Tenant is a wholly-owned subsidiary of Guarantor and Guarantor will derive material benefits from Landlord's decision to enter into the Lease with Tenant and acknowledges that Landlord would not have entered into the Lease with Tenant if Guarantor had not executed and delivered this Guaranty of Tenant's obligations under the Lease to Landlord concurrently with the execution and delivery of the Lease. Capitalized terms used but not defined in this Guaranty have the meanings given to them in the Lease.

1. Guarantor hereby represents and warrants to Landlord as follows:

(a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Guarantor has all requisite power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business substantially as now being or as proposed to be conducted and is qualified to do business and is in good standing in each location where such qualification is necessary to carry on its business.

(b) The making and performance by Guarantor of this Guaranty does not and will not result in a breach of, or require any consent under, the charter or by-laws of Guarantor or any applicable law or regulation, or any other order, writ, injunction or decree of any court or other governmental authority, or result in the creation or imposition of any lien upon any property of Guarantor. The execution, delivery and performance by the Guarantor of this Guaranty do not and will not result in a breach of, or require any consent under, any agreement, document or instrument to which Guarantor is a party or by which Guarantor or its property is bound.

(c) Guarantor has all necessary corporate power to make and perform its obligations under this Guaranty; the making and performance by Guarantor of this Guaranty has been duly authorized by all necessary corporate action; and this Guaranty has been duly and validly executed and delivered by Guarantor and constitutes its legal, valid and binding obligation, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the

application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) There are no conditions precedent to the effectiveness of this Guaranty that have not been either satisfied or waived.

2. Guarantor hereby unconditionally and irrevocably guarantees to Landlord, its successors and/or assigns (i) the full and prompt payment of all Rent, including sums that would be due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), (ii) the full and prompt performance of all other obligations owed by Tenant pursuant to the Lease and (iii) all amounts, damages, costs and expenses arising from the holding over by Tenant (or any person or entity claiming by, through or under Tenant) in the Premises (or any portion thereof) (the payment of Rent and all other obligations referred to in clauses (i), (ii) and (iii) of this sentence are hereinafter referred to as the **"Obligations"**). If Tenant shall fail to pay or perform any Obligation as required pursuant to the terms of the Lease, then, irrespective of any defense or any right of set-off, credit or claim that Guarantor or Tenant may have against Landlord, Guarantor shall forthwith upon demand by Landlord pay or perform such Obligation.

3. This Guaranty is absolute, unconditional and irrevocable. Notwithstanding (i) any agreement or stipulation between Landlord and Tenant or their successors or assigns extending the time of performance or modifying any of the terms, covenants or conditions contained in the Lease on the part of Tenant to be performed, (ii) any renewal or extension of the Lease pursuant to an option granted in the Lease, (iii) any waiver by or failure of Landlord to enforce any of the terms, covenants or conditions contained in the Lease or any of the terms, covenants or conditions contained in any modifications thereof, (iv) any assignment of the Lease or any subletting of all or any part of the Premises, (v) any holdover by Tenant beyond the term of the Lease, (vi) any consent, indulgence or other action, inaction or omission under or in respect of the Lease, or (vii) any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant or Landlord or their respective successors or assigns whether or not notice thereof is given to Guarantor, Guarantor shall continue to be liable under this Guaranty.

4. The liability of Guarantor under this Guaranty shall be an absolute, direct, immediate and unconditional guaranty of payment and performance and not of collectibility, and shall not be conditional or contingent upon the genuineness, validity, regularity or enforceability of the Lease or other documents or instruments relating to the obligations hereby guaranteed or the pursuit by Landlord of any remedies Landlord may have.

5. Guarantor hereby waives (i) diligence, presentment, demand of payment and protest; (ii) all notices to Guarantor, Tenant or any other person (whether of nonpayment, termination, acceptance of this Guaranty, default under the Lease or any other matters relating to the Lease, the Premises or related matters, whether or not referred to herein, and including any and all notices of the creation, renewal, extension, modification or accrual of any Obligations contained in the Lease) and (iii) all demands whatsoever. Guarantor agrees that its obligations hereunder shall not be affected by any circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

6. No failure or delay on the part of Landlord in exercising any right, power or privilege under this Guaranty shall operate as a waiver of or otherwise affect any such right, power or privilege nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7. Any notice to or demand of Guarantor hereunder shall be delivered by hand or overnight courier service, mailed by certified or registered mail, to Guarantor at the address set forth above, Attention: __________ or to such other address as Guarantor shall furnish in writing to Landlord. Any such notice or demand shall be deemed to have been given on the date of receipted delivery or refusal to accept delivery as provided herein or the date delivery is first attempted but cannot be made due to a change of address of which no notice was given.

8. This Guaranty may be enforced by Landlord without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the remedy provisions of the Lease or otherwise, and Guarantor hereby waives the right to require Landlord to proceed against Tenant, to exercise its rights and remedies under the Lease, or to pursue any other remedy or enforce any other right at law or in equity. Nothing herein contained shall prevent Landlord from suing on the Lease or from exercising any other rights available to it under the Lease, and the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Guarantor understands that the exercise by Landlord of certain rights and remedies contained in the Lease may affect or eliminate Guarantor's right of subrogation against Tenant and that Guarantor may therefore incur partially or totally nonreimbursable liability hereunder; nevertheless Guarantor hereby authorizes and empowers Landlord to exercise in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that its obligations hereunder shall be absolute, independent and unconditional.

9. Whenever Guarantor shall make any payment to Landlord hereunder on account of any liability hereunder, Guarantor shall notify Landlord in writing that such payment is made under this Guaranty for such purpose. It is understood that Landlord, without impairing this Guaranty, may, subject to the terms of the Lease, apply payments from Tenant or from any reletting of the Premises upon a default by Tenant, to any due and unpaid Rent or other charges or to such other obligations owed by Tenant to Landlord pursuant to the Lease in such amounts and in such order as Landlord, in its sole and absolute discretion, determines, provided that any amount so paid and applied reduces the aggregate outstanding liabilities of the Tenant under the Lease by such amount.

10. Until the Obligations shall have been indefeasibly paid in full, Guarantor shall withhold exercise of (a) any right of subrogation against Tenant, (b) any right of contribution Guarantor may have against any other guarantor of the Obligations, (c) any right to enforce any remedy which Landlord now has or may hereafter have against Tenant or (d) any benefit of, and any right to participate in, any security now or hereafter held by Landlord or the Lease. Guarantor further agrees that, to the extent the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant or against any collateral or security, and any rights of contribution Guarantor may have against any such

other guarantor, shall be junior and subordinate to any rights Landlord may have against Tenant, to all right, title and interest Landlord may have in any such collateral or security, and to any rights Landlord may have against such other guarantor. Landlord may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights Guarantor may have, and upon any such disposition or sale any rights of subrogation Guarantor may have as the result of the payment or performance of Tenant's obligations under the Lease shall terminate. If any amount shall be paid to Guarantor on account of any such subrogation rights at any time when all Obligations shall not have been paid in full, such amount shall be held in trust for Landlord and shall forthwith be paid over to Landlord to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Lease or any applicable security agreement.

11. This Guaranty is a continuing guaranty and shall remain in effect until all of the Obligations shall have been indefeasibly paid in full in accordance with the terms of the Lease and Tenant shall have no further obligations under, pursuant to, or in connection with, the Lease.

12. This Guaranty shall continue in full force and be binding upon Guarantor, its successors and assigns.

13. This Guaranty shall inure to the benefit of Landlord and its successors and assigns and to any mortgagee or beneficiary under a deed of trust to which the Lease has been assigned and their respective successors and assigns.

14. Guarantor agrees that it will, at any time and from time to time, within seven (7) days following written request by Landlord, execute, acknowledge and deliver to Landlord or to such persons as Landlord may direct, a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Guarantor agrees that such certificates may be relied on by any person holding or proposing to acquire any direct or indirect interest in the Lease or making a loan to Landlord.

15. Guarantor shall pay all the reasonable attorneys' fees, charges and expenses and all other costs and expenses which are incurred by or on behalf of Landlord in the enforcement of this Guaranty whether or not a lawsuit or other proceeding is commenced. Fees based on the rates customarily paid by Landlord to its counsel shall be deemed to be reasonable for purposes of this Guaranty.

16. All rights, duties, benefits, and privileges arising hereunder shall be construed according to the internal laws of the State of Illinois without reference to its conflicts of laws provisions.

17. Guarantor is not entitled to immunity from judicial proceedings and agrees that, should Landlord or any of its successors or assigns bring any suit, action or proceeding in the State of Illinois or any other jurisdiction to enforce any obligation or liability of Guarantor arising, directly or indirectly, out of or relating to this Guaranty, no immunity from such suit, action or proceeding will be claimed by or on behalf of Guarantor.

18. Every provision of this Guaranty is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Guaranty.

19. (a) Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any bankruptcy, reorganization or insolvency proceeding of or against Tenant (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantor and Landlord that the Obligations which are guaranteed by Guarantor pursuant to this Guaranty shall be determined without regard to any rule of law or order which may relieve Tenant of any portion of such Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such interest accruing after the date on which such proceeding is commenced.

(b) In the event that all or any portion of the Obligations are paid by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Guaranty.

20. Guarantor acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Guaranty, and all actions to enforce this Guaranty, may be dealt with and adjudicated in the courts of the State of Illinois or the Federal courts sitting in the State of Illinois, as Landlord may elect; and hereby expressly and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Guaranty. So far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in a manner permitted by law or permitted herein, shall be necessary in order to confer jurisdiction upon the Guarantor in any such court.

21. Provided that service of process is effected upon Guarantor in a manner permitted by law or as otherwise permitted herein, Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (a) any objection which it may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous paragraph, (b) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (c) any claim that it is not personally subject to the jurisdiction of the above-named courts. Provided that service of process is effected upon Guarantor in a manner permitted by law or as otherwise permitted herein, Guarantor agrees that final judgment (a certified copy of which shall be conclusive evidence of the fact and amount of any indebtedness) from which it has not appealed or may not appeal or further appeal in any such suit, action or proceeding brought in such a court of competent jurisdiction shall be conclusive and binding upon it and may, so far as is permitted under the applicable law, be enforced in the courts of any

state or any Federal court and in any other courts to the jurisdiction of which it is subject, by a suit upon such judgment and that it will not assert any defense, counterclaim or set off in any such suit upon such judgment.

22. Guarantor agrees to execute, deliver and file all such further instruments as may be necessary under the laws of the State of Illinois in order to make effective, the consent of Guarantor to the jurisdiction of the courts of the State of Illinois and the Federal courts sitting in the State of Illinois and the other provisions of this Guaranty.

23. Guarantor irrevocably consents to service of process in the manner provided for delivery of notices in this Guaranty. Nothing in this Guaranty will affect the right of Landlord to serve process in any other manner permitted by law. In addition, Guarantor irrevocably appoints Tenant or, if Tenant is more than one person, then any one of them, as its agent for purposes of receiving service of process in any action against Guarantor arising out of this Guaranty at Tenant's address set forth in the Lease for the giving of notices. Any such service shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given.

24. Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability under this Guaranty.

25. AS A FURTHER INDUCEMENT TO LANDLORD TO ENTER INTO THE LEASE AND IN CONSIDERATION THEREOF, GUARANTOR HEREBY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE, ARISING ON, UNDER OR BY REASON OF OR RELATING TO, THIS GUARANTY OR ANY AGREEMENT COLLATERAL HERETO.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

Attest:

Name:
Title:
[corporate seal]

HALLMARK FINANCIAL SERVICES, INC., a Nevada corporation

By: [signature]
Name: Kevin T. Kasitz
Title: EVP

State of Texas)
) ss.:
County of Tarrant)

On the 27th day of December in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Kevin Kasitz, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

[signature]
Notary Public
[Notarial Seal]

GINGER GERON PICKETT
MY COMMISSION EXPIRES
November 22, 2013